Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except shares and per share data, unless otherwise noted)

Unless otherwise indicated or the context otherwise requires, references to: (a) “New Spire” refers to NavSight and its consolidated subsidiaries after giving effect to the Merger, (b) “Spire” refers to Spire Global, Inc., a Delaware corporation, prior to the Closing and (c) “NavSight” refers to NavSight Holdings, Inc., a Delaware corporation, prior to the Closing. Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2021 and, if not defined in the Form 8-K, the definitive proxy statement/prospectus/information statement filed by NavSight with the SEC on July 22, 2021 (the “Proxy Statement/Prospectus/Information Statement”).

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and unaudited condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 present the historical financial statements of NavSight and Spire, adjusted to reflect the following transactions:

•	The Other Transaction, as described and defined below; and

•	The Merger, the PIPE Investment and the other events contemplated by the Business Combination Agreement.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments presented on the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Other Transaction, the Merger and the PIPE Investment.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical unaudited condensed consolidated balance sheet of NavSight as of June 30, 2021, and the historical unaudited condensed consolidated balance sheet of Spire as of June 30, 2021, on a pro forma basis as if the Other Transaction, the Merger, the PIPE Investment, and the other events contemplated by the Business Combination Agreement had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020, combines the historical unaudited condensed consolidated statement of operations of NavSight for the six months ended June 30, 2021 and the audited consolidated statement of operations of NavSight for the period from May 29, 2020 (inception) through December 31, 2020 (as restated), with the historical unaudited condensed consolidated statement of operations of Spire for the six months ended June 30, 2021 and the audited consolidated statement of operations of Spire for the year ended December 31, 2020 on a pro forma basis as if the Other Transaction, the Merger, PIPE Investment, and the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2020, the beginning of the earliest period presented.

The Other Transaction is defined as:

•

Spire executed an agreement for the FP Term Loan in April 2021, in the aggregate principal amount of $70,000, which was funded in May 2021. As part of the transaction, Spire issued to FP 573,176 shares of Spire Common Stock. Additionally, the FP Lenders had the option to elect to convert a portion of their specified contractual return into common stock of Spire immediately preceding the closing of the merger with NavSight, at a conversion price specified in the FP Term Loan agreement by submitting a notice to convert on or prior to the funding date in May 2021, (the “Conversion Election”). If the FP Lenders had exercised the Conversion Election, and Spire did not elect to repay outstanding principal amount of the FP Term Loan at the closing of the merger with NavSight, then the interest rate would have increased to 9% per annum. However, the FP Lenders did not make the Conversion Election and therefore the interest rate would have decreased to 4% per annum upon the closing of the merger with NavSight under the original terms of the FP Term Loan agreement. At the date of the FP Term Loan agreement, this contingent interest feature was determined to be an embedded derivative asset of $8,922 with an associated debt premium recorded.

•

In the unaudited pro forma condensed combined financial information, the Other Transaction represents an amendment to the FP Term Loan executed on August 5, 2021 between Spire and the FP Lenders (the “FP Amendment”). The FP Amendment waived the instance of the noncompliance with provisions for the timely notification of the Spire’s election to add accrued unpaid interest as of June 30, 2021 to the outstanding principal. The FP Lenders also waived any interest that would have applied as a result of the noncompliance as well as waiving any future prepayment penalty, which under the original terms of the FP Term Loan agreement varied between $17,500 and $49,000 based on the timing and circumstances of the repayment. The FP Amendment also reinstated the previously expired Conversion Election, FP exercised its Conversion Election prior to the Effective Time to convert a portion of their specified contractual return and received 873,942 shares of Spire Common Stock. The FP Amendment resulted in a modification of the FP Term Loan which will be recognized in the third quarter of 2021. The financial statement impacts of the FP Amendment are reflected herein as the “Other Transaction”. Note that while the originally granted shares of 573,176 and the additional 873,942 shares were excluded from the Per Share Closing Consideration calculation (as shown below), they have been converted to New Spire Class A shares at the Effective Time. Consequently, the 573,176 shares issued in May and the 873,942 shares issued in August were converted at the Per Share Closing Consideration of 1.7058 of New Spire Class A Common Stock.

The Merger, PIPE Investment and other events contemplated by the Business Combination Agreement, give effect to:

•	the reverse capitalization between NavSight and Spire, whereby 1,979,515 shares of NavSight Class A Common Stock convert to New Spire Class A Common Stock;

•	the conversion of 5,750,000 shares of NavSight Class B Common Stock to NavSight Class A Common Stock;

•

the issuance and sale of 24,500,000 shares of NavSight Class A Common Stock at a purchase price of $10.00 per share resulting in gross proceeds of $245,000, less $7,000 of transaction costs, pursuant to the PIPE Investment;

•

the conversion of each share of Spire Capital Stock, including shares of Spire Capital Stock issued pursuant to the conversion of the 2019 and 2021 Spire Notes and the Spire Warrants immediately prior to Closing into a number of shares of New Spire Class A Common Stock equal to the Per Share Closing Consideration of 1.7058, as described further below;

•

the purchase by the Founders of 12,058,614 shares of New Spire Class B Common Stock, which was equal to the number of shares of New Spire Class A Common Stock that each Founder received at Closing; and

•	the Earnout Consideration of 7,300,800 shares, as described further below.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. NavSight and Spire have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information and accompanying notes have been derived from and should be read in conjunction with:

•

The following historical financial statements of NavSight: (a) the historical audited financial statements of NavSight as of December 31, 2020 and for the period from May 29, 2020 (inception) through December 31, 2020, as restated, included in NavSight’s amended Annual Report on Form 10-K filed with the SEC on May 12, 2021 and incorporated herein by reference and (b) the historical unaudited condensed financial statements of NavSight as of and for the three and six months ended June 30, 2021 and 2020 included in NavSight’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2021 and incorporated herein by reference;

•

the unaudited condensed consolidated financial statements of Spire as of and for the six months ended June 30, 2021 and 2020 included as Exhibit 99.1 to the Form 8-K and incorporated herein by reference and the historical audited consolidated financial statements of Spire as of and for the year ended December 31, 2020 and the related notes, which are included in the Proxy Statement/Prospectus/Information Statement beginning on page F-23; and

•

other information relating to NavSight and Spire contained in the Proxy Statement/Prospectus/Information Statement, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “BCA Proposal” beginning on page 93 of the Proxy Statement/Prospectus/Information Statement.

The unaudited pro forma condensed combined financial information should also be read together with the sections titled “NavSight’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 204 of the Proxy Statement/Prospectus/Information Statement, “Spire’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on Page 225 of the Proxy Statement/Prospectus/Information Statement, and “Spire’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included as Item 2.01 of the Form 8-K and other financial information included elsewhere in the Proxy Statement/Prospectus/Information Statement.

Description of the Transactions

The Merger

On August 16, 2021, New Spire announced that it had closed its Merger with NavSight. As a result, (i) Merger Sub merged with and into Spire, the separate corporate existence of Merger Sub ceased, and Spire will continue as the surviving corporation in the Merger and a wholly owned subsidiary of NavSight and (ii) NavSight changed its name to “Spire Global, Inc.”

Treatment of Spire Securities

Preferred Stock

Immediately prior to the Effective Time, each issued and outstanding share of Spire Preferred Stock was converted into the right to receive shares of Spire Common Stock, which was converted on a one-to-one basis, which then gave the right to receive shares of New Spire Class A Common Stock equal to the number of shares of Spire Common Stock received from such conversion multiplied by the Per Share Closing Consideration.

Convertible Notes

Immediately prior to the Effective Time, each of the Spire Notes was automatically converted into shares of Spire Common Stock. The conversion ratio to the Spire Common Stock for the Spire Notes issued before 2021 was 2.4808 whereas the conversion ratio to the Spire Common Stock for the 2021 Spire Notes was 13.6466. This conversion then gave the right to receive shares of New Spire Class A Common Stock equal to the number of shares of Spire Common Stock received from such conversion multiplied by the Per Share Closing Consideration.

Spire Warrants

Immediately prior to the Effective Time, Spire Warrants (with the exception of warrants for 909,798 shares issued to EIB that remain unexercised) were exercised in full on a cashless basis into the right to receive shares of Spire Common Stock, which was settled on a net-basis. The exercise then gave the right to receive shares of New Spire Class A Common Stock equal to the number of shares of Spire Common Stock received from such exercise multiplied by the Per Share Closing Consideration.

FP Term Loan

In April 2021, Spire provided an equity grant of 573,176 shares of Spire Common Stock to FP in association with the FP Term Loan. In August 2021, Spire and FP amended the credit agreement (as previously discussed) and an additional 873,942 shares of Spire Common

Stock were issued to FP. While these shares were excluded from the Per Share Closing Consideration calculation (as shown below), the 573,176 and 873,942 shares have been converted to New Spire Class A shares at the Per Share Consideration of 1.7058 at the Effective Time.

Stock Options

Each Spire Option that was outstanding and unexercised at the Effective Time, whether vested or unvested, was assumed by New Spire (an “Assumed Option”). Each such Assumed Option shall continue to have, and be subject to, the same terms and conditions that applied to the corresponding Spire Option (including with respect to vesting criteria) as in effect immediately prior to the Effective Time, except that (i) the Assumed Option shall be exercisable solely for shares of New Spire Class A Common Stock, (ii) the number of shares of New Spire Class A Common Stock subject to each such Assumed Option shall be equal to the product of (a) the number of shares of Spire Common Stock subject to the corresponding Spire Option immediately prior to the Effective Time, multiplied by (b) the Option Exchange Ratio, with any resulting fractional share rounded down to the nearest whole number, and (iii) the exercise price per share of each Assumed Option shall be equal to the quotient obtained by dividing (a) the exercise price per share of the corresponding Spire Option as of immediately prior to the Effective Time by (b) the Option Exchange Ratio, with any resulting fractional cent rounded up to the nearest whole cent. The Option Exchange Ratio was calculated to be 1.8282. The issuance of the Spire Options will dilute all shares of New Spire Class A Common Stock outstanding at the Effective Time. Given there were 12,287,275 vested and unvested options outstanding at the Effective Time, 22,463,596 shares of New Spire Class A Common stock resulting from the immediate exercise of all Assumed Spire Options outstanding would represent approximately 15.4% of shares outstanding.

Common Stock

Each share of Spire Capital Stock, including shares of Spire Capital Stock issued pursuant to the conversion of the 2019 and 2021 Spire Notes and the Spire Warrants were converted into New Spire Class A Common Stock equal to the Per Share Closing Consideration. The Per Share Closing Consideration is defined in the Business Combination Agreement to be 110,500,000 shares divided by the fully diluted number of shares of Spire Capital Stock (excluding the FP shares related to the FP Term Loan), Vested Spire Options, Spire Warrants and Spire Notes. The Per Share Closing Consideration was 1.7058 at the Effective Time.

New Spire Class B Common Stock

In addition, in connection with the Closing, the Spire Founders purchased New Spire Class B Common Stock equal to the number of shares of New Spire Class A Common Stock that such Spire Founders received in respect of his or her shares of Spire Capital Stock in the Merger, at a purchase price of $0.0001 per share. New Spire Class B Common Stock will carry nine votes per share, will not have dividend rights, will be entitled to receive a maximum of $0.0001 per share of New Spire Class B Common Stock upon liquidation, will be subject to certain additional restrictions on transfer, and will be subject to forfeiture in certain circumstances.

Earnout Shares

Following the Closing, former holders of shares of Spire Capital Stock (including shares outstanding as a result of the conversion of the Spire Notes and the Spire Warrants) shall be entitled to receive their pro rata share of up to 8,000,000 additional shares (reduced by the Earnout Shares Allocation Ratio) of New Spire Class A Common Stock if, within a five-year period following the signing date of the Business Combination Agreement, the closing share price of the New Spire Class A Common Stock equals or exceeds any of four thresholds over any 20 trading days within a 30-day trading period (each, a “Milestone”). The Earnout Shares to be issued upon the occurrence of the Milestones are deemed to be an earnout consideration arrangement and are expected to be accounted for as a contingent liability (“Earnout Consideration”) and remeasured to fair value each reporting period as they do not meet the conditions to be accounted for as an equity security. For the purposes of the unaudited pro forma condensed combined financial information, the earnout shares are treated as a contingent liability and have been recorded at their estimated fair value, by applying an Earnout Shares Allocation Ratio. The Earnout Shares Allocation Ratio is estimated to be 0.9126 and therefore we have estimated that 7,300,800 additional shares may be issued. The most significant assumptions impacting the fair value of the earnout liability is the estimated share price at Closing, the estimated volatility, and the risk-free interest rate over the Earnout Period.

Following the Merger closing, Earnout Shares of 7,300,800 are excluded from the pro forma net loss per share anti-dilutive table for all the periods and scenarios presented as such shares are not issuable until the triggering events have been achieved.

The PIPE Investment

On February 28, 2021, concurrently with the execution of the Business Combination Agreement, NavSight entered into the PIPE Subscription Agreements with the PIPE Investors, which included the Sponsor Related PIPE Investors, pursuant to which the PIPE Investors collectively subscribed for 24,500,000 shares of New Spire Class A Common Stock for an aggregate purchase price equal to $245,000 less $7,000 of estimated equity issuance costs associated with the PIPE Investment accounted for as a reduction to additional paid-in capital. The PIPE Investment was consummated immediately prior to the closing of the Merger.

Expected Accounting for the Merger

Notwithstanding the legal form of the Merger pursuant to the Business Combination Agreement, the Merger is expected to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, NavSight will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the consolidated financial statements of New Spire represent a continuation of the consolidated financial statements of Spire, with the Merger treated as the equivalent of Spire issuing stock for the net assets of NavSight, accompanied by a recapitalization. The net assets of NavSight will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Spire. Spire has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•	Spire’s existing stockholders had the greatest voting interest in the combined entity with 86.7% majority interest;

•	Certain of Spire’s existing directors and individuals designated by, or representing, Spire stockholders constituted a majority of the initial New Spire Board following the Closing;

•	Spire’s former senior management team comprised the majority of the senior management of New Spire;

•	New Spire utilizes Spire’s headquarters;

•	NavSight assumed the name Spire Global, Inc.; and

•	Spire was the larger entity based on revenue, had a larger employee base, and has substantive business operations.

Spire is in process of assessing the accounting related to the Merger and the treatment related to the Earnout Consideration. Spire is assessing whether the Earnout Consideration should be accounted for as liability classified equity instruments that are earned upon achieving the triggering events, which include events that are not indexed to the common stock of New Spire, and if the arrangements should be recorded as long term. If the Earnout Consideration are accounted for as a liability, then the liability will be recognized at fair value upon the Merger closing and remeasured in future reporting periods through the statement of operations. The Earnout Consideration have been treated as a liability in the unaudited pro forma condensed combined financial statements and the preliminary fair value has been determined using the most reliable information available.

Spire is in process of assessing the accounting related to the Merger and the treatment related to the Public Warrants, and Private Placement Warrants. Spire is assessing whether the Public Warrants, and Private Placement Warrants should be accounted for as equity or liability classified equity instruments after the closing of the Merger. The Public Warrants and Private Placement Warrants have continued to be treated as liability classified in the unaudited pro forma condensed combined financial statements.

Spire is in process of assessing the accounting related to the allocation of direct and incremental transaction costs between New Spire Common Stock, Public Warrants, Private Placement Warrants, and Earnout Consideration. The transaction costs have been recorded within equity in the unaudited pro forma condensed combined financial statements. If direct and incremental transaction costs are allocated to liability classified equity instruments, then expense allocated to the liability classified equity instruments will be recognized upon the Merger closing.

Spire is in process of assessing the accounting related to the New Spire Options and whether the incremental 0.1224 exchange ratio (as compared to the exchange ratio to the New Spire Common stock) provided to Spire Option holders should be accounted for as a modification under ASC 718, Stock-Based Compensation. The unaudited pro forma condensed combined financial statements do not reflect any incremental expense related to the New Spire Options.

The final accounting related to the Merger, including the Earnout Consideration, Public Warrants, Private Placement Warrants, transaction costs, and stock option modifications will be finalized by New Spire and reported on in the first reporting period following the consummation of the Merger.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New Spire upon consummation of the Merger in accordance with GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Merger and the other events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Spire following the consummation of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

NavSight and Spire have not had any historical relationship prior to the Merger, therefore no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information contained herein reflects the NavSight stockholders approval of the Merger on August 13, 2021 and the NavSight stockholders holding 21,020,425 shares that elected to redeem their shares upon the closing of the Merger.

The New Spire shares outstanding after the Merger do not include 18,100,000 NavSight Warrants (6,600,000 Private Placement Warrants and 11,500,000 Public Warrants) reserved for potential future issuance of New Spire Common Stock as such warrants are only exercisable beginning the later of 30 days after the consummation of the Merger or 12 months after the IPO.

In order to provide a full understanding regarding the calculation of the Per Share Closing Consideration and other pro forma adjustments used in the unaudited pro forma condensed combined financial information, the following supplemental information is provided (see “Notes to Unaudited Pro Forma Condensed Combined Financial Information” for a reconciliation of share amounts):

Spire Share Information as of August 13, 2021	Shares
Common Stock (including Spire Founders)	10,824,245	(1)
Series A Preferred Stock	12,671,911
Series B Preferred Stock	4,869,754
Series C Preferred Stock	7,592,402
Spire Warrants	1,397,173
Spire Notes	21,711,021

Shares Subject to Per Share Closing Consideration	59,066,506
Vested Options	5,711,885

Fully Diluted Shares	64,778,391

Vested and Unvested Options Outstanding	12,287,275

Spire Founders Common Stock (included above)	7,019,975
Spire Founders Series A Preferred Stock (included above)	49,210

Total Spire Founders Common and Preferred Stock	7,069,185

(1)	Excludes 1,447,118 shares of Spire Common Stock related to the FP Term Loan.

Per Share Closing Consideration Calculation
Closing Consideration (Shares)	110,500,000
Price of Parent Shares	$10.00
Fully Diluted Shares	64,778,391
Per Share Closing Consideration	1.7058	110,500,000 divided by Fully Diluted Shares
Value of Per Share Consideration	$17.06	Per Share Closing Consideration times $10.00

The following summarizes the pro forma ownership of New Spire Class A and B common stock following the merger and PIPE Investment:

	Number of Shares	% Ownership	Number of Votes	% Votes
New Spire Class A shares issued in merger to Spire excluding Spire Founders shares and FP Shares	86,985,913	65.0%	86,985,913	35.9%
New Spire Class A shares issued to Spire Founders(1)	12,058,614	9.0%	12,058,614	5.0%

Total New Spire Class A shares issued in merger(2)	99,044,527	74.1%	99,044,527	40.9%
New Spire Class A shares issued to PIPE investors	24,500,000	18.3%	24,500,000	10.1%
New Spire Class A public shares	1,979,515	1.5%	1,979,515	0.8%
New Spire Class A shares issued to FP(3)	2,468,493	1.8%	2,468,493	1.0%
New Spire Class B shares issued to Spire Founders(4)	12,058,614	0.0%	108,527,526	44.8%
NavSight Class B converted to New Spire Class A shares	5,750,000	4.3%	5,750,000	2.4%

New Spire Class A and B shares outstanding	145,801,149	100.0%	242,270,061	100.0%

(1)	Total Spire Founders Common and Preferred Stock of 7,069,185 shares converted at 1.7058.
(2)	58,063,388 Shares Subject to Per Share Closing Consideration (excludes EIB warrants that were not exercised) converted at 1.7058.
(3)	1,447,118 Spire shares granted to FP converted at 1.7058.
(4)

New Spire Class B Common Stock will carry nine votes per share, will not have dividend rights, will be entitled to receive a maximum of $0.0001 per share of New Spire Class B Common Stock upon liquidation, will be subject to certain additional restrictions on transfer, and will be subject to forfeiture in certain circumstances.

The pro forma tables above exclude shares of New Spire Class A Common Stock reserved for future issuance upon the exercise 12,287,275 Spire Options and 7,300,800 shares of Earnout Consideration. The following table summarizes the total shares of New Spire Class A Common Stock and New Spire Class B Common Stock issuable to Spire Stockholders and option holders in connection with the Merger.

New Spire Class A shares	99,044,527
New Spire Class B shares	12,058,614

New Spire Class A shares issued to FP	2,468,493
Merger Consideration	113,571,634
Warrants Outstanding	1,551,932
Options Outstanding	22,463,596
Earnout Consideration	7,300,800

Shares Potentially issued to Spire	144,887,962

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

		Spire Global, Inc.
	NavSight (Historical)	Historical	Other Transaction Adjustments		Adjusted	Transaction Accounting Adjustments (Note 2)			Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$402	$36,221	$—		$36,221	$230,026	(B	)	$266,369
						(210,204)	(C	)
						238,000	(E	)
						(20,027)	(I	)
						(8,050)	(J	)
						1	(M	)
Accounts receivable	—	5,285	—		5,285	—			5,285
Contract Asset	—	846	—		846	—			846
Prepaid expenses and other current assets	187	5,354	—		5,354	(3,454)	(I	)	2,087

Total current assets	589	47,706	—		47,706	226,292			274,587
Marketable securities held in Trust Account	230,026	—	—		—	(230,026)	(B	)	—
Property and equipment, net	—	22,555	—		22,555	—			22,555
Intangible assets, net	—	706	—		706	—			706
Restricted Cash, long-term	—	13,205	—		13,205	—			13,205
Other Long-term assets	—	364	—		364	—			364

Total assets	$230,615	$84,536	$—		$84,536	$(3,734)			$311,417

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts payable and accrued expense	$1,956	$2,906	$—		$2,906	$(4,524)	(I	)	$338
Accrued wages and benefits	—	1,738	—		1,738	—			1,738
Long-term debt, current portion	—	—	—		—	—			—
Current portion of contract liability	—	10,914	—		10,914	—			10,914
Accrued offering costs	52	—	—		—	(52)	(I	)	—
Other accrued expenses	—	4,479	—		4,479	(2,203)	(I	)	2,276

Total current liabilities	2,008	20,037	—		20,037	(6,779)			15,266

Earnout Consideration	—	—	—		—	91,609	(O	)	91,609
Deferred underwriters’ discount payable	8,050	—	—		—	(8,050)	(J	)	—
Long-term debt, non-current	—	58,304	(14,863	)(A)	43,441	—			43,441
Convertible notes payable, net	—	71,718	—		71,718	(50,068)	(G	)	—

						(20,863)	(G	)
						(1,622)	(G	)
						112	(G	)
						723	(G	)
Deferred income tax liabilities	—	319	—		319	—			319
Warrant Liability	31,232	—	—		—	—			31,232
Other long-term liabilities	—	14,857	—		14,857	—			14,857

Total liabilities	41,290	165,235	(14,863)		150,372	5,062			196,724

Class A common stock subject to possible redemption	184,325	—	—		—	(184,325)	(C	)	—
Stockholders’ (deficit) equity
New Spire class A common stock	—	—	—		—	—	(D	)	$13
						2	(E	)
						1	(K	)
						10	(L	)
New Spire class B common stock	—	—	—		—	1	(M	)	1
NavSight class A common stock	—	—	—		—	—	(C	)	—
						—	(D	)
						1	(K	)
						(1)	(K	)
NavSight class B common stock	1	—	—		—	(1)	(K	)	—
Spire Series A preferred stock	—	52,809	—		52,809	(52,809)	(H	)	—
Spire Series B preferred stock	—	35,228	—		35,228	(35,228)	(H	)	—
Spire Series C preferred stock	—	66,113	—		66,113	(66,113)	(H	)	—
Spire common stock	—	1	—	(A)	1	—	(F	)	—
						2	(G	)
						3	(H	)
						(6)	(L	)
Additional paid-in capital	23,713	23,371	14,863	(A)	38,234	(25,879)	(C	)	372,815
						237,998	(E	)
						—	(F	)
						70,929	(G	)
						154,147	(H	)
						(16,000)	(I	)
						(4)	(L	)
						(18,714)	(N	)
						(91,609)	(O	)
Accumulated other comprehensive loss	—	(515)	—		(515)	—			(515)
Accumulated (deficit) equity	(18,714)	(257,706)	—		(257,706)	787	(G	)	(257,621)
						(702)	(I	)
						18,714	(N	)

Total stockholders’ (deficit) equity	5,000	(80,699)	14,863		(65,836)	175,529			114,693

Total liabilities redeemable convertible preferred stock and stockholder’s (deficit) equity	$230,615	$84,536	$—		$84,536	$(3,734)			$311,417

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the Period from May 29, 2020 (Inception) through December 31, 2020 Navsight (As Restated) (Historical)	Legacy Spire (Historical)	Transaction Accounting Adjustments (Note 2)			Pro Forma Combined
Revenue	$—	$28,490	$—			$28,490
Cost of Revenue	—	10,285	—			10,285

Gross Profit	—	18,205	—			18,205

Operating expenses
Formation and operating costs	$1,041	$—	$—			$1,041
Research and development	—	20,751	—			20,751
Sales and Marketing	—	10,279	—			10,279
General and administrative	—	12,520	702	(EE	)	13,222
Loss on satellite deorbit and launch failure	—	666	—			666

Total operating expenses	1,041	44,216	702			45,959

Loss from operations	(1,041)	(26,011)	(702)			(27,754)

Other income (expense)
Interest income	7	54	(7)	(GG	)	54
Interest (expense)	—	(6,773)	(9,273)	(FF	)	(11,022)
			5,024	(HH	)
Other income (expense)	(7,837)	626	—			(7,211)

Total Other Income (Expense)	(7,830)	(6,093)	(4,256)			(18,179)

Loss before income taxes	(8,871)	(32,104)	(4,958)			(45,933)
Income tax provision	—	400	—			400

Net loss	$(8,871)	$(32,504)	$(4,958)			$(46,333)

Weighted average share outstanding of Class A common stock	20,212,072			(II	)	133,742,535

Basic and diluted net loss per share (Class A common stock)	—					$(0.35)

Basic and diluted weighted average shares outstanding, Class A and B Non-redeemable common stock	6,920,082

Basic and diluted net loss per share, Class A and B Non-redeemable common stock	$(1.28)

Weighted average shares outstanding of Spire common stock		10,323,839

Basic and diluted net loss per share - Spire common stock		$(3.15)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

	NavSight (Historical)	Legacy Spire(Historical)	Transaction Accounting Adjustments (Note 2)			Pro Forma Combined
Revenue	$—	$18,829	$—			$18,829
Cost of Revenue	—	7,055	—			7,055

Gross Profit	—	11,774	—			11,774

Operating expenses
Formation and operating costs	$1,996	$—	$—			$1,996
Research and development	—	14,109	—			14,109
Sales and Marketing	—	8,795	—			8,795
General and administrative	—	15,290	—			15,290
Loss on satellite deorbit and launch failure	—	—	—			—

Total operating expenses	1,996	38,194	—			40,190

Loss from operations	(1,996)	(26,420)	—			(28,416)

Other income (expense)
Interest income	19	2	(19)	(BB	)	2
Interest (expense)	—	(5,875)	(3,909)	(AA	)	(6,339)
			3,445	(CC	)
Change in warrant liability fair value	(7,866)	(10,176)	—			(18,042)
Other income (expense)	—	(3,391)	—			(3,391)

Total Other Income (Expense)	(7,847)	(19,440)	483			(27,700)

Loss before income taxes	(9,843)	(45,860)	483			(56,186)
Income tax provision	—	700	—			700

Net loss	$(9,843)	$(46,560)	$483			$(56,886)

Weighted average share outstanding of Class A common stock	19,106,593			(DD	)	133,742,535

Basic and diluted net loss per share (Class A common stock)	—					$(0.43)

Basic and diluted weighted average shares outstanding, Class A and B Non-redeemable common stock	9,643,407

Basic and diluted net loss per share, Class A and B Non-redeemable common stock	$(1.02)

Weighted average shares outstanding of Spire common stock		10,663,811

Basic and diluted net loss per share - Spire common stock		$(4.37)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Merger is expected to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, NavSight will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Spire represent a continuation of the consolidated financial statements of Spire, and the Merger will be treated as the equivalent of Spire issuing stock for the net assets of NavSight, accompanied by a recapitalization. The net assets of NavSight will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be presented as those of Spire in future reports of New Spire.

Upon consummation of the Business Combination, management of New Spire will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of New Spire shares outstanding, assuming the Merger occurred on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Other Transaction, Merger and other related events as if they had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020, gives pro forma effect to the Other Transaction, Merger and other related events as if they had been consummated on January 1, 2020.

The Earnout Consideration is expected to be accounted for as liability-classified equity instruments earned upon achieving the future triggering events, which include events that are not indexed to the common stock of New Spire.

The unaudited pro forma condensed combined financial information and the accompanying notes have been derived from and should be read in conjunction with:

•

The following historical financial statements of NavSight: (a) the historical audited financial statements of NavSight as of December 31, 2020 and for the period from May 29, 2020 (inception) through December 31, 2020, as restated, included in NavSight’s amended Annual Report on Form 10-K filed with the SEC on May 12, 2021 and incorporated herein by reference and (b) the historical unaudited condensed financial statements of NavSight as of and for the three and six months ended June 30, 2021 and 2020 included in NavSight’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2021 and incorporated herein by reference;

•

the unaudited condensed consolidated financial statements of Spire as of and for the six months ended June 30, 2021 and 2020 included as Exhibit 99.1 to the Form 8-K and incorporated herein by reference and the historical audited consolidated financial statements of Spire as of and for the year ended December 31, 2020 and the related notes, which are included in the Proxy Statement/Prospectus/Information Statement beginning on page F-23; and

•

other information relating to NavSight and Spire included in the Proxy Statement/Prospectus/Information Statement, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “BCA Proposal” beginning on page 93 of the Proxy Statement/Prospectus/Information Statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this Form 8-K. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to New Spires’s additional paid-in capital and are assumed to be cash settled. The final accounting of the Business Combination, including transaction costs, will be finalized by New Spire and reported in the first reporting period following the Closing.

2. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Transaction Accounting Adjustments related to the Other Transaction to Unaudited Pro Forma Condensed Combined Financial Information

The Other Transaction adjustment included in the unaudited pro forma condensed combined financial information as of June 30, 2021 reflect the Other Transaction, which occurred after June 30, 2021 which will significantly impact the Per Share Closing Consideration and are therefore reflected as follows:

(A)

Consistent with the provisions of the FP Amendment, 873,942 shares of Spire Common Stock par value $0.0001 per share were issued to FP at a conversion price. The fair value of the shares of $14,863 was recognized as a deferred financing cost and additional paid in capital. These shares were then subject to the recapitalization at the exchange ratio (see (L)).

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(B)

Reflects the reclassification of $230,026 of cash and investments held in the Trust Account of NavSight to cash and cash equivalents which became available for general use by New Spire following the Merger.

(C)	Reflects the redemption of 21,020,485 NavSight Class A Common Stock shares at a redemption price of $10.00 per share based on funds of $230,027 held in the trust account as of August 11, 2021.

(D)

Reflects the conversion of the remaining 1,979,515 shares of NavSight Class A Common Stock, par value $0.0001 per share, into shares of New Spire Class A Common Stock, par value $0.0001 per share, on a one-to-one-basis.

(E)

Reflects the gross proceeds of $245,000, less issuance costs of $7,000, from the issuance and sale of 24,500,000 shares of New Spire Class A Common Stock par value $0.0001 per share at $10.00 per share pursuant to the PIPE Investment.

(F)

Reflects the net exercise of 487,375 equity-classified Spire Warrants issued in conjunction with historical debt financings, for 394,159 shares of Spire Common Stock par value $0.0001 per share (See (L) for conversion into New Spire Class A Common Stock).

(G)

Reflects the conversion of the Spire Notes issued prior to 2021 with a historical net carrying value of $50,068 (including accrued interest of $7,184) with a conversion rate of 2.480 and the 2021 Spire Notes with a net carrying value of $20,863 (including accrued interest of $863) with a conversion rate of 13.647 into 21,711,021 Spire Common Stock shares par value $0.0001 per share based on the applicable conversion rates. The $723 represents interest accrued from June 30, 2021 to the closing date but included in the carrying value of the Spire Notes for purposes of the conversion calculation. This accrued interest and $112 of unamortized issuance costs were written off to accumulated deficit, and offset by an elimination of $1,622 in accrued balloon payment (See (L) for conversion into New Spire Class A Common Stock).

(H)

Reflects the conversion of all Spire Preferred Stock (12,671,911 shares of Series A preferred, 4,869,754 shares of Series B preferred, and 7,592,402 shares of Series C preferred) into 25,134,067 Spire Common Stock shares pursuant to the conversion rate for such shares of Spire Preferred Stock effective immediately prior to the Closing (See (L) for conversion into New Spire Class A Common Stock).

(I)

Of the estimated $21,000 in transaction costs, $5,000 relates to costs that are to be expensed; as such, approximately $16,000 in transaction costs will be eliminated against additional paid-in capital. Of the $5,000 in expensed costs, for pro forma purposes $702 is assumed to have been incurred in the year ended December 31, 2020 (see (EE)). The remainder of $4,298 represents costs already expensed as general and administrative costs within Spire’s historical unaudited condensed consolidated statement of operations for the six months ended June 30, 2021. As of June 30, 2021, the unaudited pro forma condensed combined balance sheet reflects (i) the reduction of cash of $(20,027), (ii) removal of $(3,454) of deferred transaction costs from Prepaid expenses and other current assets previously capitalized by Spire as of June 30, 2021, (iii) reduction of $4,524 from Accounts payable and accrued expenses and $2,203 and $52 from Other accrued expenses for transaction costs incurred but not yet paid, (iv) $16,000 to Additional Paid-in Capital for costs directly related to the transaction and (v) $702 to accumulated (deficit) equity for the remaining transaction costs estimated to be incurred which are not subject to be deferred and capitalized as part of the transaction.

(J)	Reflects an $8,050 cash payment of the deferred underwriters’ discount related to the IPO of NavSight which is due and payable upon the Closing.

(K)

Reflects the conversion of 5,750,000 shares of NavSight Class B Common Stock par value $0.0001 per share to 5,750,000 shares of NavSight Class A Common Stock par value $0.0001 per share and then to 5,750,000 shares of New Spire Class A Common Stock par value $0.0001 per share at a one-to-one ratio.

(L)

Reflects the recapitalization of equity as a result of the exchange of 10,824,245 shares of Spire Common Stock, 394,159 shares of converted Spire Warrants, 21,711,021 shares of converted Spire Notes, 25,134,067 converted Spire Preferred Stock and 1,447,118 Spire Common Stock issued to FP (total shares of 59,510,610 for 101,513,020 shares of New Spire Class A Common Stock par value $0.0001 per share recapitalized at the Per Share Closing Consideration ratio of 1.7058).

(M)

Reflects the receipt of $1.206 from Spire Founders in order to exercise their right to purchase 12,058,614 shares of New Spire Class B Common Stock, par value $0.0001 per share. Prior to Closing, the Spire Founders held 7,069,185 shares of Spire Capital Stock, par value $0.0001 per share, which was recapitalized to 12,058,614 shares of New Spire Class A Common Stock par value $0.0001 per share. The Spire Founders purchased shares of New Spire Class B Common Stock, which was equal to the number of their shares of New Spire Class A Common Stock at the stated price of $0.0001 per share.

(N)	Reflects the elimination of NavSight’s historical accumulated deficit with a corresponding adjustment to additional paid-in capital for New Spire in connection with the reverse recapitalization.

(O)

Reflects the preliminary fair value of $91,609 for the Earnout Shares issuable to Spire Stockholders upon the occurrence of a Triggering Event. The fair value of these shares was determined using the most reliable information available. For more information, see Note 4.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 are as follows:

(AA)

Represents the establishment of six months of interest expense for the amended FP Term Loan at a fixed 9.0% rate, offset by elimination of interest expense of $727 historically incurred on the original FP Term Loan. Additionally, six months of amortization of deferred issuance costs for $1,486 was recognized.

(BB)	Reflects the elimination of interest income on investments held in the Trust Account.

(CC)

Reflects the elimination of interest expense, amortized issuance costs and accrued balloon payment for the 2019 Spire Notes and the 2021 Spire Notes. No balloon payments were accruing on the 2021 Spire Notes.

(DD)	Reflects the increase in the weighted average shares of New Spire Common Stock outstanding due to the issuance of New Spire Class A Common Stock in connection with the Merger and PIPE Investment.

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(EE)	Reflects $702 of Merger costs to be expensed (see (I)).

(FF)	Represents the establishment of interest expense for the FP Term Loan at a fixed 9.0% rate as well as recognition of amortization of deferred issuance costs of $2,973.

(GG)	Reflects the elimination of interest income on investments held in the Trust Account.

(HH)	Reflects the elimination of interest expense, amortized issuance costs and accrued balloon payment, offset by write-off of unamortized issuance costs of $352, for the 2019 Spire Notes.

(II)	Reflects the increase in the weighted average shares of New Spire Common Stock outstanding due to the issuance of New Spire Class A Common Stock in connection with the Merger and PIPE Investment.

3. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares of Spire Common Stock outstanding, and the issuance of additional shares in connection with the Merger and Other Transaction, assuming the shares were outstanding since January 1, 2020. As the Merger and Other Transaction are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Merger and Other Transaction have been outstanding for the entire period presented. Basic and diluted loss per share for New Spire Class A Common Stock and New Spire Class B Common Stock are the same, as each class of common stock is entitled to the same dividend participation rights and economic terms. No unexercised stock options and warrants were included in the earnings per share calculation as they would be anti-dilutive.

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
	Pro Forma Combined	Pro Forma Combined
Pro Forma net Loss	$(56,886)	$(46,333)
Weighted average shares outstanding - basic and diluted	133,742,535	133,742,535
Net loss per share - basic and diluted	$(0.43)	$(0.35)

New Spire Class A shares public shares	1,979,515	1,979,515
New Spire Class A shares issued to FP	2,468,493	2,468,493
NavSight Class B shares converted to New Spire Class A shares	5,750,000	5,750,000
New Spire Class A shares issued to PIPE investors	24,500,000	24,500,000
New Spire Class A shares issued in merger to Spire excluding Spire Founders shares and FP	86,985,913	86,985,913
New Spire Class A shares issued to Spire Founders	12,058,614	12,058,614

New Spire Class A Shares outstanding	133,742,535	133,742,535

The Company’s potential dilutive securities (unexercised options and contingent consideration) have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same.

4. Earnout Consideration

The Earnout obligations to issue the Earnout Consideration are expected to be accounted for as liability-classified instruments that are earned upon achieving certain triggering events, which includes a change in control event that is not solely indexed to the New Spire Common Stock. The estimated fair value of the Earnout Consideration is $91,609.

The estimated fair value of the Earnout Consideration was determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over a five-year period. The preliminary estimated fair value of Earnout Consideration was determined using the most reliable information available. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

•	Current stock price: The stock price was set at $9.98 per share based on the closing price per share of NavSight Class A Common Stock as of August 6, 2021, the valuation date.

•	Expected volatility: The volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business over a five-year period.

•	Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with five-year maturities.

•	Expected term: The expected term is five years.

•	Expected dividend yield: The expected dividend yield is zero as New Spire has never declared or paid cash dividends and have no current plans to do so during the expected term.

The actual fair values of the Earnout Consideration Shares are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Effective Time.